Exhibit 10.01

SIXTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

        Sixth Amendment dated as of July 2, 2007 to Loan and Security Agreement (the “Sixth Amendment”), by and between SWANK, INC., a Delaware corporation (the “Borrower”) and WELLS FARGO FOOTHILL, INC. (the “Lender”), amending certain provisions of the Loan and Security Agreement dated as of June 30, 2004 (as amended and in effect from time to time, the “Agreement”) by and between the Borrower and the Lender. Terms not otherwise defined herein which are defined in the Agreement shall have the same respective meanings herein as therein.

        WHEREAS, the Borrower and the Lender have agreed to modify certain terms and conditions of the Agreement as specifically set forth in this Sixth Amendment;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        §1.       Amendment to Section 1 of the Agreement. Section 1 of the Agreement is hereby amended as follows:

        (a)        The definition of “Applicable Prepayment Premium” contained in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5% times the Maximum Revolver Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4% times the Maximum Revolver Amount, (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3% times the Maximum Revolver Amount, (d) during the period from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2% times the Maximum Revolver Amount, (e) during the period from and including the date that is the fourth anniversary of the Closing Date up to the date that is the fifth anniversary of the Closing Date, 1% times the

Maximum Revolver Amount, (f) during the period from and including the date that is the fifth anniversary of the Closing Date up to the date which is the sixth anniversary of the Closing Date, 0.5% times the Maximum Revolver Amount, and (g) any time after the sixth anniversary of the Closing Date, 0%.

        (b)         The definition of “Base Rate Margin” contained in Section 1.1 of the Agreement is hereby amended by deleting the amount “1.25” which appears in such definition and substituting in place thereof the amount “0.50".

        (c)         The definition of “Borrowing Base” contained in Section 1.1 of the Agreement is hereby amended as follows:

(1) by deleting the words “75 day period” which appears in subparagraph (a)(ii) of such definition and substituting in place thereof the words “90 day period”;

(2) by deleting subparagraph (b)(i) of such definition in its entirety and restating it as follows:

(i) $13,000,000 (the “Inventory Cap”), provided, however, to the extent that the ratio of Eligible Accounts to Eligible Inventory is less than 1.00:1.00 at any time during the period of January 16 through March 15 of any calendar year or July 1 through November 15 of any calendar year, or less than 1.11:1.00 at any time during any other period, then the Inventory Cap shall be reduced to an amount which would permit the Borrower to comply with such ratio during such applicable period.

(3) by deleting subparagraph (b)(iii) of such definition in its entirety and restating it as follows:

(iii) 85% times the Net Liquidation Percentage times the book value of Borrower’s Inventory, minus

        (d)        The definition of “Eligible Accounts” contained in Section 1.1 of the Agreement is hereby amended by deleting the amount “$300,000” which appears in subparagraph (a) of such definition and substituting in place thereof the amount “$500,000".

        (e)        The definition of “LIBOR Rate Margin” contained in Section 1.1 of the Agreement is hereby amended by deleting the amount “3.75” which appears in such definition and substituting in place thereof the amount “2.25"

        (f)        The definition of “Maximum Revolver Amount” contained in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“Maximum Revolver Amount” means $32,000,000.

        (g)        The definition of “Permitted Disposition” contained in Section 1.1 of the Agreement is hereby amended by deleting the amount “$25,000” which appears in such definition and substituting in place thereof the amount “$100,000".

        (h)        The definition of “Permitted Investments” contained in Section 1.1 of the Agreement is hereby amended by deleting the amount “$500,000” which appears in subparagraph (j) of such definition and substituting in place thereof the amount “1,000,000".

        (i)        The definition of “Permitted Purchase Money Indebtedness” contained in Section 1.1 of the Agreement is hereby amended by deleting the amount “$100,000” which appears in such definition and substituting in place thereof the amount “$250,000".

        §2.       Amendment to Section 2 of the Agreement. Section 2 of the Agreement is hereby amended as follows:

        (a)        Section 2.7 of the Agreement is hereby amended by (i) deleting the words “for two Business Days of “clearance”” which appear in the fifth sentence of Section 2.7 and substituting in place the words “for one Business Day of “clearance”"; and (ii) deleting the words “across-the-board two Business Day clearance” which appear in the sixth sentence of Section 2.7 and substituting in place thereof the words “across-the-board one Business Day clearance”.

        (b)        Section 2.10(a) of the Agreement is hereby amended by deleting the words “an unused line fee in an amount equal to 1/2% per annum times the result of (i) the Maximum Revolver Amount as in effect for the immediately preceding month” which appear in Section 2.10(a) and substituting in place thereof the words “an unused line fee in an amount equal to 0.375% per annum times the result of (i) the Maximum Revolver Amount as in effect for the immediately preceding month (provided, however, notwithstanding the foregoing, for the period of January 1 to June 30 of each calendar year to the extent such Maximum Revolver Amount exceeded $25,000,000 at any time during such period, then solely for purposes of computing the fee for this Section 2.10(a), the fee shall be based on $25,000,000 instead of such Maximum Revolver Amount)".

        (c)        Section 2.10(c) of the Agreement is hereby amended by deleting the amount “$850” which appears in the first sentence of Section 2.10(c) and substituting in place thereof the amount “$1,000".

        §3.       Amendment to Section 3 of the Agreement. Section 3.4 of the Agreement is hereby amended by deleting the date “June 30, 2009” which appears in Section 3.4 of the Agreement and substituting in place thereof the date “June 29, 2012".

        §4.       Amendment to Section 6 of the Agreement. Section 6 of the Agreement is hereby amended as follows:

        (a)        Section 6.2 of the Agreement is hereby amended by (i) deleting the first two rows of the chart contained in Section 6.2 in their entirety and restating them as follows:

Daily*	(a) an accounts receivable activity report and supporting schedules, including a sales journal, collection journal, and credit register since the last such schedule, a report regarding credit memoranda that have been issued since the last such report,

(b) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower's and its Subsidiaries' Accounts.

*To the extent the average Availability (x) exceeds $5,000,000 but is less than or equal to $8,5000,000, then the items set forth herein shall only be required to be delivered weekly; (y) exceeds $8,5000,000 but is less than or equal to $12,000,000, then the items set forth herein shall only be required to be delivered bi-weekly; and (z) exceeds $12,000,000, then the items set forth herein shall only be required to be delivered monthly.

Weekly*	(c) Inventory system/perpetual reports specifying the standard cost and the Borrower's selling price of its Inventory, by category, with additional detail showing additions to and deletions therefrom, with such reports being delivered by Borrower to Lender electronically in a format acceptable to Lender.

(d) Information as to In-Transit Inventory (including amounts and all documentation associated therewith).

(e) detailed information as to any intercompany activity among the Borrower and its Subsidiaries of a financial nature or relating to assets.

*To the extent the average Availability (x) exceeds $5,000,000 but is less than or equal to $8,5000,000, then the items set forth in (c) and (d) herein shall only be required to be delivered bi-weekly; and (y) exceeds $8,5000,000, then the items set forth in (c) and (d) herein shall only be required to be delivered monthly.

and (ii) deleting the text which appears in such chart in 6.2(n) and substituting in place thereof the words “Intentionally Omitted”.

        (b)        Section 6.3(c) of the Agreement is hereby amended by deleting the words “but in any event within 30 days prior to the start of each Borrower’s fiscal years” which appear in Section 6.3(c) and substituting in place thereof the words “but in any event by not later than December 31 of each calendar year”.

        (c)        Section 6.8(b) of the Agreement is hereby amended by deleting the amount “$100,000” which appears in Section 6.8(b) of the Agreement and substituting in place thereof the amount “$150,000.

        (d)        Section 6.8 of the Agreement is further amended by deleting Section 6.8(d) in its entirety.

        §5.       Amendment to Section 7 of the Agreement. Section 7 of the Agreement is hereby amended as follows:

        (a)        Section 7.1(h) of the Agreement is hereby amended by deleting the words “so long as the aggregate cash surrender value of all such contracts remaining and not subject to any lien is not less than $1,500,000” which appears in Section 7.1(h);

        (b)        Section 7.12 of the Agreement is hereby amended by deleting the amount “$10,000” which appears in Section 7.12 of the Agreement and substituting in place thereof the amount “$25,000"; and

        (c)        Section 7.18 of the Agreement is hereby amended by deleting Section 7.18 in its entirety and restating it as follows:

        7.18.       Financial Covenants.

    (a)        Minimum EBITDA: Fail to maintain or achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

($487,000)	For the 1 month period
ended April 30, 2004

($212,000)	For the 2 month period
ending May 31, 2004

($872,000)	For the 3 month period
ending June 30, 2004

($1,252,000)	For the 4 month period
ending July 31, 2004

Applicable Amount	Applicable Period

($462,000)	For the 5 month period
ending August 31, 2004

$464,000	For the 6 month period
ending September 30, 2004

$1,455,000	For the 7 month period
ending October 31, 2004

$2,616,000	For the 8 month period
ending November 30, 2004

$2,611,000	For the 9 month period
ending December 31, 2004

$1,953,500	For the 10 month period
ending January 31, 2005.

$1,919,400	For the 11 month period
ending February 28, 2005.

$1,742,500	For the 12 month period
ending March 31, 2005.

$1,990,300	For the 12 month period
ending April 30, 2005.

$906,500	For the 12 month period
ending May 31, 2005.

$781,000	For the 12 month period
ending June 30, 2005.

$884,600	For the 12 month period
ending July 31, 2005.

$1,091,900	For the 12 month period
ending August 31, 2005.

$1,370,800	For the 12 month period
ending September 30, 2005.

$1,501,000	For the 12 month period
ending October 31, 2005.

$1,519,500	For the 12 month period
ending November 30, 2005.

Applicable Amount	Applicable Period

$1,806,200	For the 12 month period
ending December 31, 2005.

$3,951,800	For the 12 month period
ending January 31, 2006.

$4,073,900	For the 12 month period
ending February 28, 2006.

$3,768,300	For the 12 month period
ending March 31, 2006.

$3,762,800	For the 12 month period
ending April 30, 2006.

$3,555,200	For the 12 month period
ending May 31, 2006.

$3,151,100	For the 12 month period
ending June 30, 2006.

$3,164,100	For the 12 month period
ending July 31, 2006.

$3,173,000	For the 12 month period
ending August 31, 2006.

$3,213,700	For the 12 month period
ending September 30, 2006.

$2,412,500	For the 12 month period
ending October 31, 2006.

$2,785,800	For the 12 month period
ending November 30, 2006.

$1,989,500	For the 12 month period
ending December 31, 2006.

$9,381,000	For the 12 month period
ending January 31, 2007.

$9,891,000	For the 12 month period
ending February 28, 2007.

$9,372,000	For the 12 month period
ending March 31, 2007.

$8,987,000	For the 12 month period
ending April 30, 2007.

Applicable Amount	Applicable Period

$7,894,000	For the 12 month period
ending May 31, 2007.

$7,807,000	For the 12 month period
ending June 30, 2007.

$7,591,000	For the 12 month period
ending July 31, 2007.

$7,152,000	For the 12 month period
ending August 31, 2007.

$7,279,000	For the 12 month period
ending September 30, 2007.

$6,920,000	For the 12 month period
ending October 31, 2007.

$7,725,000	For the 12 month period
ending November 30, 2007.

$5,551,000	For the 12 month period
ending December 31, 2007.

An amount determined by Lender based upon the	For the 12 month period
Projections delivered pursuant to Section 6.3(c);	ending January 31, 2008 and each calendar month thereafter.
provided that if Lender does not receive such
Projections or Borrower and Lender cannot agree (for any reason) on covenants acceptable to Borrower and Lender, then the Applicable Amount shall be $4,000,000.

    (b)        Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period (provided, the Borrower shall also be permitted to make an additional $300,000 in the aggregate in Capital Expenditures in any periods which occur on and after the consummation of the sale of the Attleboro Property so long as such Capital Expenditures relate solely to the relocation of the administrative and other offices of Borrower to Borrower’s Taunton, MA facility and related expenses):

Fiscal Year 2004	Fiscal Years 2005 and 2006	Fiscal Year 2007	Fiscal Year 2008 and each Fiscal Year thereafter
$400,000	$500,000	$1,000,000	$750,000

        §6.       Amendment to Schedules to Agreement. Schedules D-1, 2.6(a) and 5.5 to the Agreement are hereby amended by deleting such Schedules in their entirety and substituting in place thereof the Schedules attached hereto as Exhibit A.

        §7.       Conditions to Effectiveness. This Sixth Amendment shall not become effective until the Lender receives the following:

        (a)        a counterpart of this Sixth Amendment, executed by the Borrower and the Lender;

        (b)        payment in cash of an amendment fee of $50,000; and

        (c)        evidence satisfactory to the Lender that all transactions contemplated by this Sixth Amendment have been duly authorized by all necessary corporate action on the part of the Borrower.

        §8.       Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 5 of the Agreement (except to the extent of changes resulting from transactions contemplated or permitted by the Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Agreement shall refer to such Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Sixth Amendment and the performance by the Borrower of all of its agreements and obligations under the Agreement as amended hereby are within the authority of the Borrower and have been duly authorized by all necessary action on the part of the Borrower.

        §9.       Ratification, Etc. Except as expressly amended hereby, the Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Agreement and this Sixth Amendment shall be read and construed as a single agreement. All references in the Agreement or any related agreement or instrument to the Agreement shall hereafter refer to the Agreement as amended hereby.

        §10.       No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Lender consequent thereon.

        §11.       Counterparts. This Sixth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

        §12.       Governing Law.THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

        IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as a document under seal as of the date first above written.

SWANK, INC.

By:	/s/ Jerold R. Kassner
Name: Jerold R. Kassner
Title: Executive Vice President

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Lender

By:	/s/ Sean Spring
Name: Sean Spring
Title: Vice President